UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

DECORATOR INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECORATOR INDUSTRIES, INC.

10011 Pines Boulevard, Suite 201

Pembroke Pines, FL 33024

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 2, 2010

TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held at Suite 201, 10011 Pines Blvd., Pembroke Pines, Florida, on June 2, 2010 at 9:30 A.M., local time, for the purpose of:

(a) Electing two directors for a term of three years.

(b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on April 13, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

Copies of the Company's proxy statement and form of proxy for the meeting and annual report to stockholders for the fiscal year ended January 2, 2010 are furnished herewith.

PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. ALTERNATIVELY, YOU MAY USE TELEPHONE OR INTERNET VOTING AS EXPLAINED IN THE PROXY STATEMENT. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.

By Order of the Board of Directors

MICHAEL K. SOLOMON

Secretary

April 22, 2010

PROXY STATEMENT

DECORATOR INDUSTRIES, INC.

10011 Pines Boulevard

Pembroke Pines, FL 33024

April 22, 2010

This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company") to be held June 2, 2010 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 2009 were mailed to stockholders on or about April 22, 2010.

Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or other means and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Michael K. Solomon, Secretary of the Company, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below.

All stockholders of record also can vote by touchtone telephone using the toll-free telephone number on the form of proxy or through the Internet using the procedures described on the form of proxy. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available.

The record date for the determination of stockholders who will be entitled to vote at the meeting was the close of business on April 13, 2010. As of that date, there were outstanding 2,848,195 shares of Common Stock, par value $.20 per share ("Common Stock"), that may be voted, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below.

A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Approval of any other matters properly presented at the meeting will require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for one nominee or divide them between the two nominees.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on April 13, 2010. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of the number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of April 13, 2010 through the exercise of stock options.

NOMINEES FOR ELECTION AS DIRECTORS

Information regarding the nominees for election as directors is set forth below:

				Common Shares	Percent
			Director	Beneficially	of
Name	Age	Principal Occupation	Since	Owned	Class

William A. Bassett	73	Chairman of the Board and	1980	351,952 (1)	11.17%
		Consultant to the Company;
		Former President and CEO
		of the Company

William A. Bassett, as				287,675 (2)	9.22%
Trustee for the Trust

Thomas L. Dusthimer	75	Consultant to and Retired	1997	1,250 (3)	0.04%
		Director of Key Bank Elkhart

___________________

(1) Includes 31,250 optioned shares which may be acquired within 60 days.

(2) Mr. Bassett disclaims beneficial ownership of these shares.

(3) Excludes 64,891 shares held in the Trust under the Stock Plan for Non-Employee Directors (the “Trust”).

William A. Bassett has been a consultant to the Company since January 1, 2008, and Chairman of the Board since 1994. He was President of the Company from 1980 to August 2007 and Chief Executive Officer from 1993 to December 2007.  Mr. Bassett has been asked to remain as a director and Chairman of the Company because of his 30 years of experience as President and Chief Executive Officer of the Company responsible for its growth and expansion into the markets it currently serves and his invaluable insight into and understanding of the current issues facing the Company.

Thomas L. Dusthimer has served as a consultant to and director of Key Bank (Elkhart, Indiana District) since 1992. From 1973 until his retirement in 1992, Mr. Dusthimer served in various executive positions, including President, Chief Executive Officer and Chairman, with Ameritrust Indiana Corporation and Ameritrust National Bank. Mr. Dusthimer has been asked to stand for reelection as a director of the Company because of his lifetime experience as a commercial banker and his particular knowledge of the recreational vehicle and manufactured housing markets.

The above persons were nominated for the office of director by the present Board of Directors upon the recommendation of the Nominating Committee. The nominees have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

The Board of Directors recommends a vote FOR the foregoing nominees.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING

Information regarding the directors whose terms of office continue after the annual meeting is set forth below:

					Common Shares	Percent
			Director	Term	Beneficially	of
Name	Age	Principal Occupation	Since	Expires	Owned	Class

William A. Johnson	50	President and Chief Executive	2009	2011	50,000 (1)	1.58%
		Officer of the Company

William C. Dixon	52	President and CEO of	2002	2011	1,000 (2)	—
		BFD of Metro Washington, Inc.

Terrence H. Murphy	59	Attorney	2005	2011	— (2)	—

Joseph N. Ellis	81	Management Consultant	1993	2012	2,500 (2)	—

Ellen Downey	57	Retired Treasurer	1997	2012	1,562 (2)	—
		Ryder System, Inc

_____________________

(1)

Includes 45,000 optioned shares which may be acquired within 60 days.

(2)

Excludes shares held in the Trust: 48,005 for Mr. Dixon, 27,330 for Mr. Murphy, 78,380 for Mr. Ellis and 69,069 for Ms. Downey.

William A. Johnson has been Chief Executive Officer of the Company since January 2, 2008 and President of the Company since August 2007. He was appointed as a director by the Board on March 31, 2009 to fill the vacancy resulting from the resignation of Timothy J. Lindgren. Mr. Johnson was Executive Vice President of the Company from February 2007 to August 2007 and Controller from January 1997 to August 2007. He was appointed as a director because of his position as President and Chief Executive Officer of the Company

William C. Dixon is President and CEO of BFD of Metro Washington, Inc. He is also President and CEO of KHF of Metro Washington, Inc. BFD was established in 2002; KHF was established in 2005. Both companies operate furniture stores in the Washington, DC market. Mr. Dixon was President and CEO of Barnes Furniture Co., Inc. from 1998 to 2005. Barnes is a privately held retail furniture company. Mr. Dixon is the nephew of William A. Bassett. He was invited to serve on the Board because he has over 28 years of executive and senior level management experience, mostly in the home furnishings industry, and expertise in all financial, operational and merchandising and marketing areas related to that business.

Terrence H. Murphy is a shareholder in Buchanan Ingersoll & Rooney, PC, a law firm with offices in Pittsburgh, Philadelphia and Harrisburg, Pennsylvania, and other cities. Buchanan Ingersoll & Rooney serves as legal counsel to the Company. Mr. Murphy was invited to serve on the Board because of his significant familiarity with our operational and personnel issues since 1990.

Joseph N. Ellis founded La Salle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industry in 1963, and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992. He was invited to join our Board because LaSalle-Deitch Co. has been a major supplier to the manufactured housing and recreational vehicle industries, and one of its divisions was a drapery and bedspread manufacturer similar to the Company.

Ellen Downey was employed by Ryder System, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company. Ms. Downey was asked to serve on the Board because of her expertise in corporate finance and accounting gained as a top executive with Ryder System.

At April 13, 2010, the officers and directors of the Company as a group had sole or shared voting or investment power as to 689,689 shares of the Company's Common Stock, which together with 83,450 optioned shares that could be acquired within 60 days after April 13, 2010, would constitute 24.13% of the total shares then outstanding.

CORPORATE GOVERNANCE

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. All directors and nominees for director, except Mr. Bassett and Mr. Johnson, are independent as defined in the Company Guide of the American Stock Exchange LLC. During the fiscal year 2009, the Board held five meetings.

Code OF Ethics

We have adopted a Code of Conduct and Ethics which covers all directors, officers and managers of the Company. It was filed as Exhibit 14 to our Quarterly Report on Form 10-Q for the quarter ended September 29, 2007.

Board Diversity

Among the factors that the Nominating Committee considers in recommending to the Board persons who would contribute to an effective and well-functioning Board is diversity with respect to particular skills and experience so that we have assembled a Board that brings to the Company the perspectives and skills necessary to satisfy our needs and objectives at the time a candidate is being considered.

Board Leadership

Under our By-Laws, the Chairman of the Board presides at all meetings of our stockholders and Board of Directors and may have such other duties as shall from time to time be established by the Board, whereas our President is the Chief Executive Officer of the Company. While these two positions may be held by the same person, the Board has decided to separate these functions so that its leadership is more aligned with the interests of our stockholders.

Risk Oversight

Because of the small size of our Company, no significant acquisition or other transaction is undertaken by the Company without full review and evaluation by the entire Board of the objectives of and risks associated with the transaction.

Attendance at Stockholder Meetings

Directors are expected to attend all stockholder meetings if reasonably possible. All members of the Board attended the 2009 annual meeting of stockholders. Mr. Dusthimer and Mr. Murphy participated telephonically.

Committees of the Board

The Board of Directors has the following committees: Audit Committee, Compensation Committee, and Nominating Committee.

The Audit Committee consists of Joseph N. Ellis (Chairman), Ellen Downey, Thomas L. Dusthimer and William D. Dixon. The Audit Committee met three times during 2009. See “Audit Committee Report” herein.

The Compensation Committee consists of Thomas L. Dusthimer (Chairman), Joseph N. Ellis and Ellen Downey. The function of the Compensation Committee is to determine the salary, bonus and benefits for the Chief Executive Officer of the Company and to recommend to the Board the salary, bonus and benefits for all other officers. The Compensation Committee met twice in 2009.

The Nominating Committee consists of Ellen Downey (Chairwoman), Joseph N. Ellis, Thomas L. Dusthimer, and William C. Dixon. The function of the Nominating Committee is to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee met once in 2009. See “Nominating Committee Report” herein.

PRINCIPAL STOCKHOLDERS

See "Nominees for Election as Directors" above for the stockholding of William A. Bassett, Chairman of the Board of Directors.

According to information provided by Robert E. Robotti of New York, New York, he held shared voting and dispositive power with respect to 896,120 shares (28.70%) of the Company's Common Stock. This aggregate number of shares includes: 520,047 (16.70%) shares beneficially owned by Robotti & Company Advisors, LLC, an investment advisor registered under the Investment Advisers Act of 1940, as amended; 366,518 (11.80%) shares beneficially owned by Ravenswood Management Company, L.L.C. (“RMC”), the general partner of two private investment partnerships, each engaged in the purchase and sale of securities for its own account; and 371,283 shares (11.90%) beneficially owned by Kenneth R. Wasiak of New York, New York. The shares beneficially owned by Mr. Wasiak include all of the shares beneficially owned by RMC.  As a result of certain provisions of the Pennsylvania Business Corporation Law, the Company believes that 272,068 (8.71%) of these shares cannot be voted.

FMR Corp. of Boston, Massachusetts reported on its Schedule 13G/A dated February 14, 2006 that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 243,515 shares (8.17%) of the Company's Common Stock.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following table shows the compensation of the executive officers of the Company for fiscal years 2009 and 2008. There were no stock awards or bonuses, and the Company does not maintain any nonequity incentive plans or nonqualified deferred compensation plans.

	SUMMARY COMPENSATION TABLE

				All
				Other
Name and	Fiscal		Option	Compensation	Total
Principal Position	Year	Salary ($)(1)	Awards ($)(2)	($) (3)	($)

William A. Johnson	2009	189,500	9,326	13,855	212,681
President and Chief	2008	265,000	13,137	7,255	285,392

Michael K. Solomon	2009	135,749	2,448	7,997	146,194
Vice President, Treasurer,	2008	160,060	2,816	5,887	168,763
Chief Financial Officer and
Secretary

William A. Bassett	2009	216,000	-	89,766	305,766
Chairman of the Board	2008	220,154	-	400,687	620,841
and Consultant to the
Company; former President
and Chief Executive Officer

NOTE: Fiscal 2008 was a 53-week year.

(1) Mr. Johnson’s annual salary was reduced by 30% to $182,000 effective February 9, 2009. Mr. Solomon’s annual salary was reduced by 15% to $133,484 effective February 9, 2009. On March 8, 2010 both Mr. Johnson’s and Mr. Solomon’s annual salaries were reduced by 7 ½% to $168,350 and $123,472, respectively. These salary reductions were made after discussions with the Compensation Committee and are considered temporary reductions. The Compensation Committee will periodically review the performance of the Company to determine if full or partial reinstatement of the salaries are in order.

(2) Represents the dollar amount recognized for financial reporting purposes during each fiscal year for the fair value of stock options granted to each of the named executives, in accordance with FASB ASC Topic 718. For additional information on valuation assumptions with respect to stock option grants, see to the Company’s report on Form 10-K for the fiscal year ended January 2, 2010.

(3) Medical/dental reimbursement plan payments, personal use of Company vehicles, premiums paid by the Company on life and long-term disability insurance policies, and Company contributions to the 401(k) Retirement Savings Plan. Included in this total for Mr. Bassett are premiums on his life insurance benefits which totaled $84,017 and $25,368 in 2009 and 2008, respectively. In addition, for 2008, All Other Compensation includes for Mr. Bassett $232,249 for the value of a life insurance policy transferred to him and a payment of $133,209 which equaled his personal tax implication for the transfer of the life insurance policy. See “Employment Agreement” below. In April 2009 the medical/dental reimbursement plan payments and the employer contribution to the 401(k) retirement savings plan were indefinitely suspended. In 2010, Mr. Johnson’s and Mr. Solomon’s personal use of Company vehicles has been eliminated. The Compensation Committee will periodically review the performance of the Company to determine if the reinstatement of these benefits are in order.

Mr. Solomon, age 60, has been Vice President of the Company since 1994, Treasurer and Chief Financial Officer since 1985, and Secretary since March 2005. He beneficially owns 77,200 shares of Common Stock, including 7,200 optioned shares that may be acquired within 60 days of April 13, 2010.

The Compensation Committee determines the CEO’s salary and recommends the salaries of the other executive officers on an annual basis. In approving the salaries, the Committee considered the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the Committee wished to consider. No pre-determined formula or guidelines were used, and no specific weight was given to any one factor.

The Committee grants options to the CEO and recommends option grants for other key employees as a means of further motivating them to exert their best efforts on behalf of the Company. On November 17, 2009, Mr. Johnson received 25,000 options with an exercise price of $0.81 per share. On November 17, 2009, Mr. Solomon received 10,000 options with an exercise price of $0.81 per share. These options vest 20% per year beginning on the first anniversary of the option grant and expire in ten years.

The Compensation Committee, composed of independent directors, determines the salary, bonus and benefits of the Chief Executive Officer and recommends to the Board the salary, bonus and benefits of the other officers of the Company. In determining the compensation of the Chief Executive Officer, the Compensation Committee considers (i) the compensation package as a whole, including his or her salary, bonus, stock options and other perquisites, (ii) his or her performance both quantitatively and qualitatively, (iii) whether the financial goals of the Company, including both sales growth and return on equity have been met, (iv) the sales/revenue increases of the Company, (v) the compensation packages of other companies of similar size and in the Company's line of business, to the extent such information is available, and (vi) such other factors as the Committee may deem relevant at the time.

The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement"; i.e., if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan. This plan was suspended on March 31, 2009 as part of the Company’s 2009 cost reduction program.

On September 1, 1998 the Company began a 401(k) Retirement Savings Plan which is available to all eligible employees. To be eligible for the plan, the employee must be at least 21 years of age and have completed one year of employment. Eligible employees may contribute up to 75% of their earnings with a maximum of $15,500 for 2008 ($20,500 for employees over 50 years of age) based on the Internal Revenue Service annual contribution limit. Up until December 31, 2005, the Company matched 25% of the first 4% of the employee's contributions up to 1% of the employee's earnings. From January 1, 2006 to December 31, 2007, the Company matched 25% of the first 6% of the employee’s contributions up to 1.5% of the employee’s earnings. Beginning January 1, 2008, the Company began matching 100% of the first 3% of the employee’s contributions and 50% of the next 2% of the employee’s contributions, up to a maximum contribution of 4% of the employee’s earnings. Contributions are invested at the direction of the employee in one or more funds.  As of January 1, 2008, Company contributions are fully vested upon payment. As part of the Company’s 2009 cost reduction program, the Company’s matching contribution was suspended as of May 1, 2009.

EMPLOYMENT AGREEMENT

Prior to December 2008 the Company had an employment agreement with Mr. Bassett under which he was to be paid at least $336,000 for each of the years 2006 and 2007, and for the following five years he was to be employed by the Company as an employee/consultant at an annual salary of $255,500 and the Company was to maintain a long-term care policy for Mr. Bassett and his wife. That agreement also provided for the Company to continue and pay the premiums on a $1 million insurance policy and a $1 million key man insurance policy on the life of Mr. Bassett. The proceeds of the key man policy, less the death benefits payable under the terms of the employment agreement, were to be payable to Mr. Bassett or his personal representative or named beneficiary.

In December 2008, the Company entered into a new employment agreement with Mr. Bassett which replaced the former agreement and was made effective as of January 1, 2008. Under the new agreement, which runs through 2012, Mr. Bassett serves as an executive level consultant to the Company and is paid a base annual salary of $216,000 plus fringe benefits equal to those accorded other executives of the Company and reimbursement of the premiums he pays on the two $1 million life insurance policies. In addition, for the life of Mr. Bassett and his wife the Company will pay the cost of certain health insurance and the premiums on long-term care policies for them. Also pursuant to the new agreement, the Company assigned to Mr. Bassett ownership of the key man policy (valued at $232,249) and paid him $133,209 as an income tax gross-up payment for that assignment, and during his employment will make gross-up payments to him for the income tax on the premium reimbursement payments for that policy. The annual cost of the insurance premiums and tax gross-up payments is approximately $95,000.

OUTSTANDING EQUITY-BASED AWARDS

In February 2006 the Board of Directors adopted, and in May 2006 the stockholders approved, the Company's 2006 Incentive Stock Option Plan (the "2006 Plan") which has a term of ten years. The 2006 Plan authorizes the issuance of up to 250,000 shares of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 2006 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

The Company’s 1995 Incentive Stock Option Plan (“the 1995 Plan”) expired in May 2005, but options granted under the 1995 Plan continue to be valid until their respective expiration dates.  Outstanding equity awards at fiscal year-end 2009 were from both the 1995 Plan and the 2006 Plan.

OUTSTANDING OPTION AWARDS AT JANUARY 2, 2010

				Exercise
	Number of Shares Underlying			Price	Option
	Unexercised Options			Per Share	Expiration
Name	Exercisable	Unexercisable		($)	Date

William A. Johnson	12,500	-		5.86	10/9/2012
William A. Johnson	5,000	-		8.06	3/5/2014
William A. Johnson	4,000	1,000	(1)	8.25	3/4/2015
William A. Johnson	10,000	2,500	(2)	9.30	4/1/2015
William A. Johnson	10,000	15,000	(3)	4.14	12/19/2017
William A. Johnson	-	25,000	(4)	0.81	11/17/2019
William A. Bassett	31,250	-		5.86	10/9/2012
Michael K. Solomon	5,000	-		7.00	6/11/2009
Michael K. Solomon	3,200	-		8.06	3/5/2014
Michael K. Solomon	4,000	6,000	(5)	4.14	12/19/2017
Michael K. Solomon	-	10,000	(6)	0.81	11/17/2019

(1)  Scheduled to vest on March 4, 2010.

(2)  Scheduled to vest on April 1, 2010.

(3)  Scheduled to vest 5,000 shares on each of December 19, 2010, 2011, and 2012.

(4)  Scheduled to vest 5,000 shares on each of November 17, 2010, 2011, 2012, 2013 and 2014.

(5)  Scheduled to vest 2,000 shares on each of December 19, 2010, 2011 and 2012.

(6)  Scheduled to vest 2,000 shares on each of November 17, 2010, 2011, 2012, 2013 and 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

With the exception of Mr. Bassett’s employment contract as previously mentioned, or the Company’s stock option plans, the Company does not maintain any agreement, plan or arrangement with any officer regarding payments or benefits upon termination of employment or change in control. Mr. Bassett’s employment contract guarantees his employment and consulting benefits through the end of December 2012. The Company’s stock option plans provide that unvested options will, under certain circumstances, become immediately exercisable in the event of dissolution, liquidation, or certain mergers involving the Company.

COMPENSATION OF DIRECTORS

The following table sets forth information with respect to the compensation for fiscal 2009 of each of the Company’s non-employee directors. Mr. Bassett’s compensation is reported in the Summary Compensation Table. He receives no additional compensation for his duties as a director or Chairman of the Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

Stock
Awards
Name	($) (1)

Joseph N. Ellis	23,000
Ellen Downey	19,500
Thomas L. Dusthimer	17,500
William C. Dixon	17,500
Terrence H. Murphy	11,000

(1) The dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 in accordance with FASB ASC Topic 718.

Directors who are not employees of the Company are paid an annual retainer fee of $11,000 for their scheduled services as directors, which includes four meetings per year. They are also paid $2,000 for each additional meeting. Members of the Audit Committee are paid ($2,000 per meeting for chairman and $1,500 per meeting for other members) for attending Audit Committee meetings. All fees are paid quarterly in shares of the Company's Common Stock valued at their closing price on the American Stock Exchange on the third business day following the release of sales and earnings for the preceding fiscal year. Under the Company's Stock Plan for Non-Employee Directors, the directors may elect to defer receipt of their shares until after they leave the Board by having them delivered to the Trust established under the Plan. All directors have elected that option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that during the fiscal year 2009 all of our directors and executive officers complied with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 in a timely manner, except that the grant of stock options to Messrs. Johnson and Solomon on November 17, 2009 was reported on December 1, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors serves as a focal point for communications among the Board, the outside auditors and management as their duties relate to financial accounting, reporting and internal controls. It reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent auditors, and the independent auditors' evaluation of internal controls. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies, financial reporting practices and the sufficiency of auditing with respect thereto; however, management has the primary responsibility for the financial statements and the financial reporting process. The Audit Committee selects the Company's outside auditors and reviews and oversees any "related party transactions" with the Company.

The Board has determined that the current members of the Committee, listed below, are "independent" as defined in Section 121A of the Company Guide of the American Stock Exchange, and in Rule 10A-3 under the Securities Exchange Act of 1934 and that the Committee qualifies under Section 121B(2) of the Company Guide. The Board of Directors has determined that Ellen Downey qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended January 2, 2010 and has also discussed with Louis Plung & Company, the Company's independent auditors for that fiscal year, their judgment as to the acceptability and quality of the Company's accounting principles and the other matters required by Statement on Auditing Standards 61 to be discussed with the independent auditors. In addition, the Audit Committee received from Louis Plung & Company the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with them their independence from the Company and its management. The Committee has also considered whether the provision of nonaudit services to the Company by Louis Plung & Company is compatible with maintaining their independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 2, 2010 be included in the Company's Annual Report on Form 10-K for that fiscal year and for filing with the Securities and Exchange Commission.

Audit Committee: Joseph N. Ellis, Chairman, Ellen Downey, Thomas L. Dusthimer and William C. Dixon.

NOMINATING COMMITTEE REPORT

The Board of Directors has adopted a Resolution which establishes the Nominating Committee and sets forth its functions. The Resolution provides as follows:

The Nominating Committee of the Board of Directors shall consist of two or more directors, each of who shall be an "Independent Director" as defined in the Company Guide of the American Stock Exchange LLC ("Amex"), and no director shall qualify as independent unless the Board affirmatively determines that he or she does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The Committee shall elect its Chairperson from among its membership. The function of the Nominating Committee shall be to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board.

No employee or Floor Member of the Amex may be nominated as a director of the Company. The Committee will consider for recommendation to the Board nominees proposed by the shareholders entitled to vote who deliver notice to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, commencing with the annual meeting in the year 2005.

The members of the Nominating Committee shall hereafter be Ellen Downey (Chairperson), Joseph N. Ellis, Thomas L. Dusthimer, and William C. Dixon, each of who is an Independent Director who has been determined by the Board not to have a material relationship with the Company that would interfere with the exercise of independent judgment.

No shareholders proposed nominees for election as directors at this annual meeting. The two nominees approved by the Board were recommended by the Nominating Committee because of their experience and knowledge of the Company's business and industry. The Committee considered the following factors in evaluating proposed nominees:

the needs of the Company with respect to the particular talents and experience of its incumbent directors;

the knowledge, skills and experience of the candidate, including experience in the markets the Company services,

business, finance, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by

Other members of the Board;

experience with accounting rules and practices;

references obtained with respect to the candidate;

the amount of time the candidate can devote to serving on the Board, and the number of other boards and board committees on which the candidate serves; and

the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspectives provided by

New members.

There are no stated minimum criteria for director nominees. None of the foregoing factors is an absolute requirement. The Nominating Committee will evaluate all of these factors, and others, as necessary to satisfy the Company's needs and objectives at the time a candidate is being considered. The Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board has established a process for stockholders to communicate with members of the Board. The Chairperson of the Nominating Committee, with the assistance of the Company's Secretary, is primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors, as he or she considers appropriate. Shareholders who wish to send communications to the Board may do so by writing: Ellen Downey, Chairperson of the Nominating Committee, c/o the Company's Secretary, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024.

DISCRETIONARY AUTHORITY

 At the time of mailing copies of this proxy statement to stockholders, the election of directors was the only matter known by management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

CONCERNING THE AUDITORS

Louis Plung & Company is the independent public accountants of the Company and have been selected as the Company's independent public accountants for the current fiscal year by the Audit Committee. Representatives of such firm are not expected to be in attendance at the annual meeting.

AUDIT FEES

The following table presents fees for professional audit services rendered by Louis Plung & Company for the audit of the Company's annual financial statements for the fiscal years ended January 2, 2010 and January 3, 2009, and fees billed for all other services rendered by Louis Plung & Company during those periods.

	Audit Fees(1)	Tax Fees(2)	Total

2009	$43,750	$23,000	$66,750
2008	$49,250	$25,500	$74,750

(1) Professional services rendered for the audit of the Company's financial statements for the fiscal years ended January 2, 2010 and January 3, 2009, the audit of the Company's 401(k) plan, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

(2) Professional services rendered for the preparation of the Company's federal, state, and local tax returns.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

The Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by outside auditors, and will not engage outside auditors to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported to the Audit Committee at its next scheduled meeting. The approval of a non-audit service to be performed by the outside auditors shall be disclosed to the investors in a timely manner in accordance with applicable regulations.

OTHER INFORMATION

The Nominating Committee will consider nominees recommended by stockholders for election as directors at the annual meeting in the year 2011 if information concerning the recommended nominees is received by the Company not later than February 22, 2011 and not before January 23, 2011.

Stockholder proposals intended to be presented at the annual meeting in the year 2011 must be received by the Company prior to December 24, 2010 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

By Order of the Board of Directors

MICHAEL K. SOLOMON

Secretary